    As filed with the Securities and Exchange Commission on June 20, 1997

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                STAFFMARK, INC.
               (Exact name of issuer as specified in its charter)


            Delaware                                      71-0788538
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             302 East Millsap Road
                            Fayetteville, AR  72703
                    (Address of principal executive offices)


                                StaffMark, Inc.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                            GORDON Y. ALLISON, ESQ.
                  Executive Vice President and General Counsel
                                StaffMark, Inc.
                             302 East Millsap Road
                            Fayetteville, AR  72703
                    (Name and address of agent for service)

                                 (501) 973-6000
         (Telephone number, including area code, of agent for service)

                             ---------------------

                         Copy of all communications to:
                              BRIAN J. LYNCH, ESQ.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                            Philadelphia, PA  19103
                                 (215) 963-5523

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                   Proposed maximum         Proposed maximum
Title of securities      Amount to be              offering price               aggregate                Amount of
to be registered(1)       registered                 per share               offering price           registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par        300,000                   $19.4375(1)              $ 5,831,250(1)            $1,767.05(1)
value $.01 per share
======================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low prices of shares of Common Stock on June 17, 1997, reported on the Nasdaq National Market.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                    The following documents, as filed by StaffMark, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                             (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A;

                             (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                             (c) The description of the Common Stock of the Company that is contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 17, 1996 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

                    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                    The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                    Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employee or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant, directors, officers, employees or agents, are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

                    Article Seven of the Company's Certificates of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

                    In accordance with Delaware law, the Company intends to enter into indemnification agreements with its directors, pursuant to which it will agree to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they are not entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                    Not applicable.

ITEM 8.  EXHIBITS.

                    The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                                        Exhibit
-------                                       -------

4.1 Certificate of Incorporation of the Company (Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.2 Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.3 Amended and Restated By-Laws of the Company, as amended (Incorporated by reference from Exhibit 3.3 to the Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.4 Form of certificate evidencing ownership of Common Stock of the Company (Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.5                 StaffMark, Inc. Employee Stock Purchase Plan.

  5                 Opinion of Morgan, Lewis & Bockius LLP

 23.1               Consent of Arthur Andersen LLP

 23.2               Consent of Arthur Andersen LLP

 23.3               Consent of Arthur Andersen LLP

 23.4               Consent of Morgan, Lewis & Bockius LLP (included as part of
                    Exhibit 5)

 24                 Power of Attorney (included as part of the signature page)

ITEM 9.  UNDERTAKINGS.

            (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

            (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on this 19th day of June, 1997.

                                        STAFFMARK, INC.


                                        By: /s/Clete T. Brewer
                                            ------------------------------------
                                            Clete T. Brewer
                                            President and Chief Executive
                                            Officer


                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the
following persons in the capacities and on the dates indicated.   Each person,
in so signing, also makes, constitutes and appoints Clete T. Brewer, Terry C. Bellora and Gordon Y. Allison, and each of such officers acting singly, his true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

                Name                              Title                             Date
                ----                              -----                             ----
         /s/ CLETE T. BREWER           President, Chief Executive               June 19, 1997
------------------------------------   Officer and Director
           Clete T. Brewer             (Principal Executive Officer)


        /s/ TERRY C. BELLORA           Chief Financial Officer                  June 19, 1997
------------------------------------   (Principal Financial
          Terry C. Bellora             and Accounting Officer)


         /s/ JERRY T. BREWER           Chairman of the Board                    June 19, 1997
------------------------------------
           Jerry T. Brewer

      /s/ W. DAVID BARTHOLOMEW         Executive Vice President --              June 19, 1997
------------------------------------   Southeastern Operations and Director
        W. David Bartholomew

        /s/ STEVEN E. SCHULTE          Executive Vice President --              June 19, 1997
------------------------------------   Administration and Director
          Steven E. Schulte

      /s/ JOHN H. MAXWELL, JR.         Executive Vice President --              June 19, 1997
------------------------------------   Medical Services and Director
        John H. Maxwell, Jr.

         /s/ JANICE BLETHEN            Executive Vice President --              June 19, 1997
------------------------------------   Clinical Trials Support
           Janice Blethen              Services and Director


       /s/ WILLIAM T. GREGORY          General Manager --                       June 19, 1997
------------------------------------   Carolina Region and Director
         William T. Gregory

        /s/ WILLIAM J. LYNCH           Director                                 June 19, 1997
------------------------------------
          William J. Lynch

      /s/ R. CLAYTON McWHORTER         Director                                 June 19, 1997
------------------------------------
        R. Clayton McWhorter

       /s/ CHARLES A. SANDERS          Director                                 June 19, 1997
------------------------------------
      Charles A. Sanders, M.D.

Index to Exhibits


Exhibit
Number                                        Exhibit
-------                                       -------
4.1                 Certificate of Incorporation of the Company (Incorporated
                    by reference from Exhibit 3.1 to the Company's Registration
                    Statement on Form S-1 (File No. 333-7513)).

4.2                 Certificate of Amendment of Certificate of Incorporation
                    (Incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No.
                    333-7513)).

4.3                 Amended and Restated By-Laws of the Company, as amended
                    (Incorporated by reference from Exhibit 3.3 to the Company's Registration Statement on Form S-1 (File No.
                    333-7513)).

4.4 Form of certificate evidencing ownership of Common Stock of the Company (Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No.
                    333-7513)).

4.5                 StaffMark, Inc. Employee Stock Purchase Plan.

  5                 Opinion of Morgan, Lewis & Bockius LLP

 23.1               Consent of Arthur Andersen LLP

 23.2               Consent of Arthur Andersen LLP

 23.3               Consent of Arthur Andersen LLP

 23.4               Consent of Morgan, Lewis & Bockius LLP (included as part of
                    Exhibit 5)

 24                 Power of Attorney (included as part of the signature page)
